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                                                                     EXHIBIT 3.5

                               AMENDMENT NO. 1 TO

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                      ALLIANCE RESOURCE MANAGEMENT GP, LLC


         This Amendment No. 1 to the Amended and Restated Operating Agreement (the "Agreement") of ALLIANCE RESOURCE MANAGEMENT GP, LLC, a Delaware limited liability company (the "Company") by and among Alliance Management Holdings, LLC, a Delaware limited liability ("AMH"), Beacon-Alliance Limited Member LLC, a Delaware limited liability company ("BALM"), Beacon-Alliance Managing Member, LLC, a Delaware limited liability company ("BAMM") and Thomas L. Pearson (the "Organizational Member"), dated as of August 20, 1999, is entered into and executed by AMH, BALM and BAMM (collectively, the "Members"), as of November 30, 1999.


                                    RECITALS

         WHEREAS, the Board of Directors of the Company has authorized and approved a unit repurchase program (the "Unit Repurchase Program") pursuant to which the Company may purchase up to 1,000,000 common units representing limited partner interests ("Common Units") of Alliance Resource Partners, L.P., a Delaware limited partnership of which the Company serves as the managing general partner (the "Partnership"), in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended; and the Company has issued a press release announcing the repurchase program;

         WHEREAS, Alliance Resource Holdings, Inc., an affiliate of the Company, will loan to the Company the funds to effect such repurchase program; and

         WHEREAS, the Members wish to amend the Agreement to provide that (i) any profits and losses and (ii) any distributions attributable to the Common Units purchased by the Company pursuant such repurchase program shall be allocated among the members on a percentage basis different from the percentages contained in the Agreement; provided, however, the allocation percentages shall remain unchanged with respect to the allocation of all other profits and losses and distributions of the Company.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Members hereby determine as follows:


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         1. Section 11 of the Agreement is hereby amended and restated to read in its entirety as follows:

         11. ALLOCATION OF PROFITS AND LOSSES.

                  The Company's profits and losses shall be allocated (i) twenty-five and nine-tenths percent (25.9%) to AMH, (ii) seventy-four and nine one-hundredths percent (74.09%) to BALM and (iii) one one-hundredth of a percent (0.01%) to BAMM; provided, however, that any and all profits and losses attributable to Common Units which were purchased pursuant to the the Unit Repurchase Program shall instead be allocated among the Members as follows: (i) thirteen and no one-hundredths percent (13.00%) to AMH, (ii) eighty-six and ninety-nine one-hundredths percent (86.99%) to BALM and (iii) one one-hundredth of a percent (0.01%) to BAMM; provided, further, profits and losses attributable to the Common Units purchased by the Company pursuant to the Unit Repurchase Program shall include, without limitation, (x) the interest expense associated with any borrowings by the Company to fund the purchase of Common Units pursuant to the Unit Repurchase Program and (y) liabilities associated with any default by the Company or inability of the Company to make payments with respect to such borrowings.

         2. Section 12 of the Agreement is hereby amended and restated to read in its entirety as follows:

         12. DISTRIBUTIONS.

                  Distributions shall be made at the times and in the aggregate amounts as determined by the Board of Directors and shall be allocated and distributed (i) twenty-five and nine- tenths percent (25.9%) to AMH, (ii) seventy-four percent and nine one-hundredths (74.09%) to BALM and (iii) one one-hundredth of a percent (0.01%) to BAMM; provided, however, that any and all distributions attributable to Common Units which were purchased by the Company pursuant to the Unit Repurchase Program shall instead be allocated and distributed among the Members as follows: (i) thirteen and no one-hundredths percent (13.00%) to AMH,
         (ii) eighty-six and ninety-nine one-hundredths percent (86.99%) to BALM and (iii) one one-hundredth of a percent (0.01%) to BAMM.

         3. A new Section 12A shall be inserted into the Agreement between Sections 12 and 13, respectively, and which shall read in its entirety as follows:

         12A. LIQUIDATION.

                  Upon liquidation of the Company, and after satisfaction of Company liabilities (or the establishment of reasonable reserves therefore as determined by the Board of Directors), the Board of Directors shall distribute to the Members the respective balances of their Capital Accounts in proportion to and to the extent of their positive balances.


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         4. Other than as set forth in paragraphs 1, 2 and 3 above, all of the other terms and provisions of the Agreement shall remain in full force and effect.

         5. Capitalized terms under but not defined herein shall have the meanings assigned to such terms in the Agreement.

         6. This Amendment No. 1 to the Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, without regard to principles of conflicts of laws, with all rights and remedies being governed by said laws.

                                     ******


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         IN WITNESS WHEREOF, the AMH, BALM and BAMM have executed this Agreement effective as of the date first written above.


                       MEMBERS:

                       ALLIANCE MANAGEMENT HOLDINGS, LLC

                       By: Thomas L. Pearson and Joseph Craft, III, as joint
                           tenants with right of survivorship
                           its sole Member

                           By: /s/ Thomas L. Pearson
                               ------------------------------------------------
                               Thomas L. Pearson

                           By: /s/ Joseph W. Craft, III
                               ------------------------------------------------
                               Joseph W. Craft, III


                       BEACON-ALLIANCE LIMITED MEMBER, LLC

                       By: MPC Partners, LP
                           Member

                           By: Energy Sub Fund, Inc.
                               its general partner

                               By:    /s/ John J. MacWilliams
                                      -----------------------------------------
                                      John J. MacWilliams

                               Title:
                                      -----------------------------------------

                       By: The Beacon Group Investors II, LLC
                           Member

                           By: The Beacon Group, LLC
                               its sole member

                               By:    /s/ John J. MacWilliams
                                      -----------------------------------------
                                      John J. MacWilliams

                               Title:
                                      -----------------------------------------


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                       BEACON-ALLIANCE MANAGING MEMBER, LLC

                       By: The Beacon Group Investors II, LLC
                           its sole Member

                           By:   /s/ John J. MacWilliams
                                 ----------------------------------------------
                                 John J. MacWilliams

                           Title:
                                 ----------------------------------------------


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